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                                                                   EXHIBIT 10.14



                                 ASSURANT, INC.
                       EXECUTIVE MANAGEMENT INCENTIVE PLAN
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                                 ASSURANT, INC.
                       EXECUTIVE MANAGEMENT INCENTIVE PLAN

                                TABLE OF CONTENTS

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
ARTICLE 1  ESTABLISHMENT OF PLAN................................................            3

         1.1      Background....................................................            3

         1.2      Purpose.......................................................            3

ARTICLE 2  DEFINITIONS..........................................................            3

         2.1      Definitions...................................................            3

ARTICLE 3  ADMINISTRATION.......................................................            6

         3.1      Committee.....................................................            6

         3.2      Authority of Committee........................................            6

         3.3      Decisions Binding.............................................            6

ARTICLE 4  ELIGIBILITY..........................................................            6

         4.1      Eligible Participants.........................................            6

         4.2      Partial Year Participation....................................            7

         4.3      Demotions.....................................................            7

ARTICLE 5  OPERATION OF THE PLAN................................................            7

         5.1      Plan Structure................................................            7

         5.2      Establishment of Performance Goals............................            7

         5.3      Establishment of Incentive Award Targets......................            8

         5.4      Percent of Target Earned......................................            8

         5.5      Payout Form and Timing........................................            8

         5.6      Death, Disability and Retirement..............................            8

         5.7      Other Terminations of Employment..............................            8

         5.8      Change of Control.............................................            9

ARTICLE 6  INDEMNIFICATION......................................................            9

ARTICLE 7  AMENDMENT, MODIFICATION AND TERMINATION..............................            9

         7.1      Amendment, Modification and Termination.......................            9

         7.2      Termination After or During a Performance Period..............            9

ARTICLE 8  GENERAL PROVISIONS...................................................           10

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
         8.1      No Right to Participate.......................................           10

         8.2      No Right to Employment........................................           10

         8.3      Withholding...................................................           10

         8.4      Unfunded Status of Awards.....................................           10

         8.5      Expenses......................................................           10

         8.6      Titles and Headings...........................................           10

         8.7      Gender and Number.............................................           10

         8.8      Governing Law.................................................           10

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                                 ASSURANT, INC.
                       EXECUTIVE MANAGEMENT INCENTIVE PLAN

                                    ARTICLE 1
                              ESTABLISHMENT OF PLAN

         1.1 BACKGROUND OF PLAN. The Company hereby establishes, effective as of January 1, 2004 (the "Effective Date"), an annual cash incentive plan for its senior officers known as the Assurant, Inc. Executive Management Incentive Plan. The Plan was adopted by the Board on October 15, 2003 and by the sole stockholder on October 15, 2003.

         1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company by providing Participants with performance incentives in the form of annual monetary awards equal to a percentage of such Participant's base salary based upon the achievement by the Company of certain performance goals.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 DEFINITIONS. Certain terms of the Plan have defined meanings set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

         (a) "Beneficiary" means any person or persons designated by a Participant, in accordance with procedures established by the Committee, to receive benefits hereunder in the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

         (b) "Board" means the Board of Directors of the Company or, in the case of the initial approval of the Plan, the Board of Directors of Fortis, Inc., the predecessor of the Company.

         (c) "Change of Control" means and includes the occurrence of any one of the following events but shall specifically exclude a public offering of securities of the Company:

                           (i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "Person" (such term for purposes of this

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                  definition being as defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

                           (ii) any Person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in
                  Control: (v) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary of the Company, (x) an acquisition by a Person who is on the Effective Date the beneficial owner, directly or indirectly, of 50% or more of the Company Common Stock or the Company Voting Securities, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

                           (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition

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                  which satisfies all of the criteria specified in (A), (B) and
                  (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                           (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e)      "Committee" means the Compensation Committee of the Board.

         (f)      "Company" means Assurant, Inc., a Delaware corporation.

         (g) "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

         (h)      "Incentive Award" has the meaning described in Section 5.1.

         (i) "Participant" a senior officer of the Company or any of its Subsidiaries selected by the Committee to participate in the Plan for any Performance Period.

         (j) "Performance Criteria" means the performance criteria listed in or otherwise designated pursuant to Section 5.2 from among which the Committee may set Performance Goals for a Performance Period.

         (k) "Performance Goals" means the performance goals established each Performance Period by the Committee from among the Performance Criteria listed in or otherwise designated pursuant to Section 5.2.

         (l)      "Performance Period" means the Company's fiscal year.

         (m) "Person" means any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act.

         (n) "Plan" means the Assurant, Inc. Executive Management Incentive Plan as set forth in this document, together with any subsequent amendments hereto.

         (o) "Retirement" means a Participant's termination of employment with the Company or a Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

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         (p)      "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (q)      "Target Award" has the meaning described in Section 5.3.

         (r) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1      COMMITTEE. The Plan shall be administered by the Committee.

         3.2 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a)      Designate Participants;

                  (b) Establish Performance Goals and weightings for difference Performance Goals;

                  (c)      Establish target Incentive Awards for Participants;

                  (d) Determine whether Performance Goals were achieved in a given Performance Period;

                  (e) Increase or reduce any Incentive Award, regardless of the achievement of Performance Goals;

                  (f) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (g) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (h)      Amend the Plan as provided herein.

         3.3 DECISIONS BINDING. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 4
                                   ELIGIBILITY

         4.1 ELIGIBLE PARTICIPANTS. Only senior officers of the Company or a Subsidiary may be selected to participate in the Plan by the Committee. Participation in one Performance Period does not guarantee participation in a following Performance Period. The Committee will notify Participants of their eligibility to participate, and the terms thereof, in writing.

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         4.2      PARTIAL YEAR PARTICIPATION. When an officer is chosen for
participation in the Plan after the beginning of a Performance Period, the Committee may prorate his or her Incentive Award amount based on the number of days he or she participated in the Plan during the Performance Period.

         4.3 DEMOTIONS. If a Participant is demoted during a Performance Period, the Committee will determine whether his or her participation in the Plan ends at that time, or is continued, perhaps at a reduced level. If participation ends, the Participant's Incentive Award will be prorated based on the number of days he or she participated in the Plan during the Performance Period, and only if the Participant is still an employee at the time Incentive Awards are paid for that Performance Period.

                                    ARTICLE 5
                              OPERATION OF THE PLAN

         5.1 PLAN STRUCTURE. A Participant shall be eligible to receive an Incentive Award with respect to a particular Performance Period if the Performance Goals set by the Committee for the particular Performance Period and applicable to that Participant are met or exceeded.

         5.2 ESTABLISHMENT OF PERFORMANCE GOALS. Not later than ninety (90) days after the commencement of any Performance Period, the Committee will set in writing Performance Goals for such Performance Period based on one or more or any combination of the following criteria or any other performance criteria approved by the Committee from time to time ("Performance Criteria"). The Performance Goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of Subsidiary or a division, affiliate, region, department or function within the Company or a Subsidiary:

         -        Revenue

         -        Sales

         - Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

         - Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

         - Net income (before or after taxes, operating income or other income measures)

         -        Cash (cash flow, cash generation or other cash measures)

         -        Stock price or performance

         - Total stockholder return (stock price appreciation plus reinvested dividends)

         -        Return on equity

         -        Return on assets

         -        Return on investment

         -        Market share

         -        Improvements in capital structure

         - Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

         - Business expansion or consolidation (acquisitions and divestitures)

         -        Customer satisfaction ratings

         -        Underwriting efficiency and/or quality

         - Improved market value of a business or group based on independent third-party valuation.

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         All Performance Goals may be measured on the basis of improvement over prior periods or absolute performance against budget.

         5.3 ESTABLISHMENT OF INCENTIVE AWARD TARGETS. At the time the Committee sets the Performance Goals for a particular Performance Period, it shall also set in writing the percentages of each Participant's base salary that will be awarded to the Participant if the established Performance Goals are achieved (the "Target Award"). The Target Award percent will be communicated in writing to each Participant as soon as practicable after the Performance Goals are set.

         The Committee may, but is not required to, establish weightings for each Participant for performance within any category of the Performance Goals. If established, the weightings would be expressed as a percent of the Target Award that can be earned by the Participant from performance in each category.

         5.4 PERCENT OF TARGET EARNED. At the time the Committee sets the Performance Goals for a particular Performance Period, the Committee may, but is not required to, identify the percents of Target Award that will be earned at various performance levels. For example, the Committee may establish separately for each category of performance (e.g., revenues, sales, earnings per share, return on assets, etc.) a level of "Expected," "Threshold," and "Outstanding" performance, and provide that a percent of Target Award will correspond to each level of performance, such as:

                  -- Exceptional: 200%

                  -- Outstanding: 150%

                  -- Expected: 100%

                  -- Threshold: 50%

                  -- Below Threshold: 0%

         5.5 PAYOUT FORM AND TIMING. Incentive Awards will be made as soon as practicable after the audited results for the Company are available for the Performance Period. Notwithstanding the above, the Committee may, in its discretion, increase or reduce the amount of an Incentive Award otherwise payable to one or more Participants under the Plan.

         5.6      DEATH, DISABILITY AND RETIREMENT. Except as provided in
Section 5.8, in the event of a Participant's termination of employment by reason of death, Disability or Retirement, a prorata Incentive Award will be made, based on the number of days in the Performance Period preceding the date of termination. Performance criteria will be based on full-year performance. Incentive Awards in these situations will be calculated and paid after the end of the Performance Period, the same as for other Participants. Amounts paid on behalf of a deceased Participant will be paid to the Participant's Beneficiary.

         5.7      OTHER TERMINATIONS OF EMPLOYMENT. Except as provided in
Section 5.8, in the event of a termination of employment other than by reason of death, Disability or Retirement, the Participant will forfeit any right to an Incentive Award for the Performance Period in which the termination of employment occurs. For terminations after the end of a Performance Period, but before payout from the Plan for such Performance Period, payout will be made as though the termination had not occurred. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be

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final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary.

         5.8 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, if a Change of Control occurs during any pending Performance Period, (a) such Performance Period shall be deemed to have been completed as of the date of the Change of Control, (b) the respective Performance Goals for such Performance Period shall be deemed to have been attained at the higher of (i) target level performance or (ii) actual level of performance through the latest practical date preceding or coincident with the Change of Control, and (c) a prorata Incentive Award will be made to each Participant, based on the number of days in the Performance Period preceding the Change of Control. Such Incentive Awards shall be paid within 90 days after the occurrence of the Change of Control.

                                    ARTICLE 6
                                 INDEMNIFICATION

         To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                    ARTICLE 7
                      AMENDMENT, SUSPENSION AND TERMINATION

         7.1 AMENDMENT, SUSPENSION AND TERMINATION. The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time.

         7.2 TERMINATION AFTER OR DURING A PERFORMANCE PERIOD. Termination of the Plan after a Performance Period but before Incentive Awards are paid will not reduce Participants' rights to receive Incentive Awards for such Performance Period. Termination or amendment of the Plan during a Performance Period may be retroactive to the beginning of the Performance Period, at the discretion of the Committee. If any amendment or termination of the Plan occurs during a Performance Period, the Committee shall determine when and to what extent, if any, Incentive Awards shall be paid for the portion of the Performance Period preceding the amendment or termination of the Plan.

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                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 NO RIGHT TO PARTICIPATE. No officer or employee shall have any right to be selected to participate in the Plan in any Performance Period.

         8.2 NO RIGHT TO EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         8.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

         8.4 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         8.5 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         8.6 TITLES AND HEADINGS. The titles and headings of sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         8.7 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         8.8 GOVERNING LAW. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

         The foregoing is hereby acknowledged as being the Assurant, Inc. Executive Management Incentive Plan as adopted by the Board on October 15, 2003, and approved by the sole stockholder on October 15, 2003.

                                            ASSURANT, INC.

                                            By:      /s/ Robert Haertel
                                               --------------------------------
                                            Its:     Senior Vice President

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